Exhibit 99.1

Media RELEASE	17 April 2008

Proposed reincorporation in the US

Continued ASX, NASDAQ and Frankfurt listings

Boston, MA and Perth, Australia (April 17, 2008) – pSivida Limited (NASDAQ:PSDV, ASX:PSD, FSE:PSI) today announced that it proposes to reincorporate in the United States. The reincorporation, which is subject to Australian Federal Court and shareholder approval, will occur in mid-2008. This reincorporation is designed to make the Company a more attractive investment for shareholders by increasing the potential scope and depth of the Company’s shareholder base and liquidity while maintaining strong ties with the Australian investor base.

After the reincorporation, the Company will maintain listings on the ASX, NASDAQ and the Frankfurt Stock Exchange. The Company’s current business, operations, directors and management will not change as a result of the reincorporation.

“With our increased focus on the US, Pfizer has become our largest stockholder and a collaborative partner to develop ophthalmic products. Our phase III product, Medidur™ FA for DME, is fully funded by another US partner, Alimera Sciences. We refocused our operations by selling non-core businesses. Through these actions, we have provided ongoing funding to the Company and have greatly strengthened our financial position,” said Dr. Paul Ashton, Managing Director. “Most of our operations are now in the US, and with our operational and strategic successes, we are ready to reincorporate in the US, the next step in our previously announced strategy of building a global drug delivery company.”

The Board has unanimously concluded that the proposed reincorporation is in the best interests of shareholders and has unanimously recommended its approval. An Australian-based independent expert engaged as required by Australian law to evaluate the proposed reincorporation has also concluded that it is in the best interests of shareholders.

Key Benefits:

The Board believes the proposed reincorporation has key potential benefits for shareholders including:

•	Focus growth and development where the Company has achieved its recent business successes.

•	Enhance US-based demand for the Company’s securities.

•	Continue strong connection with Australian investor community.

•	Reduce ongoing compliance costs.

•	Continue engagement of Deloitte Touche Tohmatsu, the Company’s independent auditor.

•	Eliminate depositary fees paid by ADS holders without creating depositary fees paid by CDI holders.

Outline of the Proposed Reincorporation:

The reincorporation is proposed to be effected as a scheme of reconstruction under Australian law. For the reincorporation to be accomplished, unless the Court orders otherwise, more than 50% of voting shareholders and 75% of the shares voted must approve the reincorporation. The Australian Federal Court must also approve the reincorporation.

If approved, the following will occur by Court order:

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All outstanding shares of the Company will be transferred to a new company incorporated in the US. Shares of the new US company will be listed on NASDAQ and the Frankfurt Stock Exchange, and CDIs will be listed on the ASX and Frankfurt Stock Exchange.

•	In exchange, a new US company will issue one of its shares for each 4 ADSs of the Company and one of its CDIs for each 40 ordinary shares of the Company. Cash will be paid for fractional shares.

•	All assets and liabilities of the Company will be transferred to and assumed by the new US company.

•	Outstanding options and warrants will be equitably adjusted to reflect the reincorporation.

•	Shares in the Company’s subsidiaries will be transferred to the new US company.

The reincorporation is subject to various conditions, including obtaining regulatory approvals, a primary listing for the new US company on NASDAQ and a full foreign listing on ASX.

A shareholders meeting will be held to approve the reincorporation. Before the meeting, shareholders will receive an Information Memorandum, including the opinion of the independent expert, which will include a complete explanation of the proposed reincorporation.

Released by:

pSivida Limited Brian Leedman Vice President, Investor Relations pSivida Limited Tel: + 61 8 9227 8327 bleedman@psivida.com	US Public Relations Beverly Jedynak President Martin E. Janis & Company, Inc Tel: +1 (312) 943 1100 ext. 12 bjedynak@janispr.com	European Public Relations Eva Reuter Accent Marketing Limited Tel: +49 (254) 393 0740 e.reuter@dr-reuter.eu

About pSivida Limited

pSivida is a global drug delivery company committed to the biomedical sector and the development of drug delivery products. Retisert® is FDA-approved for the treatment of uveitis. Vitrasert® is FDA approved for the treatment of AIDS-related CMV Retinitis. Bausch & Lomb owns the trademarks Vitrasert® and Retisert®. pSivida has licensed the technologies underlying both of these products to Bausch & Lomb. The technology underlying Medidur™ for diabetic macular edema is licensed to Alimera Sciences and is in Phase III clinical trials. pSivida has a worldwide collaborative research and license agreement with Pfizer Inc. for other ophthalmic applications of the Medidur™ technology (excluding FA).

pSivida owns the rights to develop and commercialize a modified form of silicon (porosified or nano-structured silicon) known as BioSilicon™, which has applications in drug delivery, wound healing, orthopedics and tissue engineering. The most advanced BioSilicon™ product, BrachySil™, delivers a therapeutic, P32 directly to solid tumors and is presently in Phase II clinical trials for the treatment of pancreatic cancer.

pSivida’s intellectual property portfolio consists of 64 patent families, 113 granted patents, including patents accepted for issuance, and over 280 patent applications. pSivida conducts its operations from Boston in the United States, Malvern in the United Kingdom and Perth in Australia.

pSivida is listed on NASDAQ (PSDV), ASX (PSD) and on the Frankfurt Stock Exchange (PSI). pSivida is a founding member of the NASDAQ Health Care Index and the Merrill Lynch Nanotechnology Index.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: the scheme of arrangement for reincorporation of the company, including whether or not it is implemented; the achievement of milestones and other contingent contractual payment events; failure to prove efficacy for BrachySil; inability to raise capital; continued losses and lack of profitability; inability to develop or obtain regulatory approval for new products; inability to protect intellectual property or infringement of others’ intellectual property; inability to obtain partners to develop and market products; termination of license agreements; competition; inability to pay any registration penalties; costs of international business operations; manufacturing problems; insufficient third-party reimbursement for products; failure to retain key personnel; product liability; inability to manage change; failure to comply with laws; failure to achieve and maintain effective internal control over financial reporting; amortization or impairment of intangibles; issues relating to Australian incorporation; potential inability to retain the independent auditor; potential delisting from ASX or NASDAQ; possible dilution through exercise of outstanding warrants and stock options or future stock issuances; potential restrictions from capital raises; possible influence by Pfizer; and other factors that may be described in our filings with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.

Additional Information about the Reincorporation Proposal and Where to Find It

Shareholders should read the Information Memorandum when it is available, because it contains important information. The Information Memorandum will be available for free at the web sites of the Securities and Exchange Commission, www.sec.gov, the ASX, www.asx.com, and the Company, www.pSivida.com. Shareholders can receive copies of the Information Memorandum for free by writing the Company Secretary, Winton Willesee, GPO Box 2986, Melbourne VIC 3001.

pSivida Limited, its directors and executive officers and certain of its employees may be deemed under SEC rules to be participants in the solicitation of proxies from pSivida’s stockholders in connection with the proposed reincorporation. Information concerning the interests of the participants is set forth in pSivida’s proxy statements and Annual Reports on Form 20-F, previously filed with the SEC and available at www.sec.gov, as well as in the Information Memorandum to be furnished to shareholders.

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